UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2002
Date of report (Date of Earliest Event Reported)

Newmont Mining Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

1700 Lincoln Street
Denver, Colorado 80203
(Address of Principal Executive Offices)

303-863-7414
(Registrant’s Telephone Number, Including Area code)

ITEM 5.    OTHER EVENTS.

In February 2002, Newmont Mining Corporation (“Newmont”) acquired Normandy Mining Limited (“Normandy”) and Franco-Nevada Mining Corporation Limited (“Franco-Nevada”). The following tables present pro forma proven and probable reserve information as of December 31, 2001 assuming that Newmont had acquired both Normandy and Franco-Nevada, and that Franco-Nevada had acquired its 45.3% interest in Echo Bay Mines Limited, in each case as of December 31, 2001. With respect to the pro forma reserve information for property owned by Normandy, the reserves reported by Normandy as of June 30, 2001 have been adjusted to reflect (a) depletion during the period between July 1, 2001 and December 31, 2001; (b) additional technical data collected by Normandy during that period; and (c) a gold price of US$300 per ounce, except for the equity amounts reported for Kalgoorlie and Boddington, where Normandy’s gold price assumptions of A$475 per ounce and A$425 per ounce, respectively, were retained. Except as provided in footnote 8 to the tables, no changes were made to Newmont’s proven and probable reserve information reported in Newmont’s Form 10-K for the year ended December 31, 2001 which was based on information available at the time Newmont’s reserves were calculated.

With the acquisitions of Normandy and Franco-Nevada, Newmont had worldwide pro forma gold reserves of 87.3 million equity ounces of gold as of December 31, 2001. Normandy had reported reserves of 26.4 million equity ounces as of June 30, 2001 (the date of its last reserve report).

References to “equity ounces” or “equity pounds” mean that portion of gold, copper or zinc in proven and probable reserves that is attributable or proportionate to Newmont’s ownership or economic interest.

The term “reserve” means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination.

The term “economically,” as used in the definition of reserve, implies that profitable extraction or production has been established or analytically demonstrated, in a full or bankable feasibility study, to be viable and justifiable under reasonable investment and market assumptions.

The term “legally,” as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Newmont must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Newmont’s current mine plans.

The term “proven reserves” means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the result of detailed sampling; and (c) the sites for inspection, sampling and measurements are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established.

The term “probable reserves” means reserves for which quantity and grade are computed from information similar to that used for proven reserves but the sites for sampling are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Proven and probable reserves are based on extensive drilling, sampling, mine modeling and metallurgical testing from which economic feasibility has been determined. The price sensitivity of reserves depends upon several factors including grade, waste-to-ore ratios and ore type. Included in Newmont’s reserves are 680,794 ounces of gold committed under a prepaid forward sales contract. Recovery rates vary depending on the metallurgical properties of each deposit and the production process used. The reserve tables list the average recovery rate for each deposit which takes into account the several different processing methods scheduled to be used. The cutoff grade, or lowest grade of mineralized material considered economic to process, varies with material type, metallurgical recoveries, and operating costs.

The proven and probable reserves figures presented herein are estimates, and no assurance can be given that the indicated levels of recovery of gold, copper or zinc will be realized. Ounces of gold or pounds of copper and zinc in the proven and probable reserves are prior to any losses during metallurgical treatment. Reserve estimates may require revision based on actual production experience. Market price fluctuations of gold, copper and zinc as well as increased production costs or reduced recovery rates could render proven and probable reserves containing relatively lower grades of mineralization uneconomic to exploit and might result in a reduction of reserves.

Newmont Mining Corporation, December 31, 2001—U.S. Units
Pro Forma Gold Reserves

Equity Proven and Probable Gold Reserves (1)
Equity Ownership (%)	Tonnage (000 tons)	Grade (oz/ton)	Ounces (000)	Metallurgical Recovery (%)
North America
Nevada
Carlin Open Pits	100.0%	107,402	0.052	5,601	66%
Twin Creeks	100.0%	57,443	0.089	5,088	86%
Lone Tree Complex	100.0%	29,247	0.065	1,893	75%
Carlin Underground	100.0%	11,153	0.56	6,240	93%
Midas	100.0%	3,371	0.67	2,250	97%
Nevada Stockpiles and In-Process	100.0%	75,378	0.055	4,143	76%
Phoenix (2)	100.0%	174,177	0.034	5,991	82%

Total Nevada	458,171	0.068	31,206

Other North America
Mesquite, California (3)	100.0%	8,424	0.014	118	61%
Golden Giant, Ontario	100.0%	3,560	0.29	1,042	96%
Holloway, Ontario (4)	89.35%	3,373	0.19	641	94%
La Herradura, Sonora, Mexico	44.0%	20,823	0.030	626	71%

Total Other North America	36,180	0.067	2,427

TOTAL NORTH AMERICA	494,351	0.068	33,633

South America
Minera Yanacocha Oxide, Peru	51.35%	625,489	0.028	17,548	73%
Kori Kollo, Bolivia	88.0%	19,136	0.032	614	63%

TOTAL SOUTH AMERICA	644,625	0.028	18,162

Australia/Oceania
Boddington, Western Australia (5)	44.44%	190,855	0.025	4,853	89%
Golden Grove, Western Australia (6)	100.0%	1,411	0.044	62	60%
Kalgoorlie, Western Australia (7)	50.0%	93,641	0.061	5,724	90%
Pajingo, Queensland (8)	100.0%	2,409	0.38	919	97%
Tanami, Northern Territory (9)	86.49%	18,570	0.14	2,654	96%
Yandal, Western Australia	100.0%	20,189	0.11	2,207	93%
Martha, New Zealand (9)	82.22%	5,817	0.097	563	94%

TOTAL AUSTRALIA/OCEANIA	332,892	0.051	16,982

Asia and Europe
Batu Hijau, Indonesia (10)	56.25%	562,566	0.011	6,143	81%
Minahasa, Indonesia (11)	94.0%	1,496	0.15	222	90%
Zarafshan-Newmont, Uzbekistan	50.0%	77,467	0.042	3,261	55%
Ovacik, Turkey	100.0%	1,220	0.35	433	91%
Perama, Greece	80.0%	9,698	0.11	1,048	90%

TOTAL ASIA and EUROPE	652,447	0.017	11,107

Africa
Yamfo-Sefwi, Ghana (12)	85.6%	44,852	0.074	3,330	91%

TOTAL AFRICA	44,852	0.074	3,330

TOTAL NEWMONT WORLDWIDE (13)	2,169,167	0.038	83,214

EQUITY INTERESTS
TVX Normandy-Americas (14)	49.9%	115,176	0.020	2,344	nr	(15)
Echo Bay Mining (16)	45.3%	72,894	0.024	1,732	nr	(15)

TOTAL EQUITY INTERESTS	188,070	0.022	4,076

TOTAL NEWMONT REPORTABLE	2,357,237	0.037	87,290

(1)	Except where otherwise noted, such reserves are based on $300/oz gold price.
(2)	Reserve based on $350/oz gold price.
(3)	Mining completed in 2001, reserves are from material under leach.
(4)	Percentage reflects Newmont's weighted equity interest from 84.65% interest in Holloway JV and 100% interest in remaining reserves. In 2000 this percentage was 88.3%
(5)	Reserve based on A$425/oz gold price.
(6)	Contained gold in reserves not reported in June 2001 by Normandy. Gold reported in reserves is that contained within Zn ore bodies only.
(7)	Reserve based on A$475/oz gold price.
(8)	Revised reserve from previous Newmont public disclosures, formerly reported as 2,304,000 tons at 0.39 opt, containing 907,000 ounces (453,000 equity ounces).
(9)	Percentage reflects Normandy's equity interest as of December 31, 2001, while Otter transaction was in progress.
(10)	Percentage reflects Newmont's economic interest in remaining reserves, unchanged from 2000.
(11)	Percentage reflects Newmont's economic interest in remaining reserves. In 2000 this percentage was 95.9%
(12)	Percentage reflects Normandy's weighted equity interest of 50% in Ntotoroso and 100% in remaining reserves.
(13)	Included in the total reserves are 680,794 ounces of gold committed under a pre-paid forward sales contract.
(14)
TVX Normandy-Americas includes varying interests in: Musselwhite Mine, Ontario; New Britannia Mine, Manitoba; Paracatu Mine, Brazil; Crixas Mine, Brazil; La Coipa Mine, Chile; and Gurupi Project, Brazil. Newmont has agreed to sell its 49.9% interest in TVX Newmont-Americas pursuant to a transaction expected to closed later in 2002.

(15)	Not Reported on an aggregate basis.
(16)
Reflects 45.3% of Echo Bay reserves as of December 31, 2001. Newmont acquired its interest in Echo Bay in the second quarter of 2002. Echo Bay Mines holds varying interests in: Round Mountain Mine, Nevada; McCoy-Cove Mine, Nevada; Lupin Mine, Northwest Territories; Kettle River Project, Washington; Aquarius Project, Ontario; and Ulu Project, Burkina Faso. Newmont has agreed to exchange its shares in Echo Bay for shares in Kinross Gold pursuant to a transaction expected to close later in 2002.

Base Metal Reserves at December 31, 2001—U.S. Units
Pro Forma Copper Reserves

Copper	Equity Ownership (%)	Equity Proven and Probable Copper Reserves (1)
		Tonnage (000 tons)	Grade (Cu%)	Copper (million pounds)	Metallur-gical Recovery (%)

Phoenix, Nevada	100.0%	156,323	0.16%	515	85%
Batu Hijau, Indonesia (2)	56.25%	562,567	0.49%	5,484	92%
Boddington, Western Australia	44.44%	190,855	0.12%	458	76%
Golden Grove, Western Australia	100.0%	3,978	4.1%	326	88%

TOTAL NEWMONT COPPER		913,723	0.37%	6,783

Pro Forma Zinc Reserves

Zinc	Equity Ownership (%)	Equity Proven and Probable Zinc Reserves(1)
		Tonnage (000 tons)	Grade (Zn%)	Zinc (million pounds)	Metallur-gical Recovery (%)
Golden Grove, Western Australia	100.0%	1,411	13.3%	375	91%

TOTAL NEWMONT ZINC		1,411	13.3%	375

(1)	Includes reserves held by Normandy Mining Limited as at December 31, 2001.
(2)	Percentage reflects Newmont’s economic interest in remaining reserves.

This document contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created thereby. Such forward-looking statements include, without limitation, (i) estimates of reserves and future reserve growth potential, and (ii) estimates of future operations. Where the company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks include, but are not limited to, gold price volatility, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, as well as political and operational risks and governmental regulation. For a more detailed discussion of such risks and other factors, see Page 8 of the company’s 2001 Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as the company’s other SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2002	NEWMONT MINING CORPORATION

	By:	/s/ Britt D. Banks
	Name:	Britt D. Banks
	Title:	Vice President, General Counsel
and Secretary